FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 East Long Lake Road, Suite 100, Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	The Nasdaq Stock Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	ZIVOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2023, Zivo Biosciences, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor named therein (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Registered Offering”), (i) an aggregate of 1,030,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at an offering price of $2.67 per share and (ii) an aggregate of 468,130 pre-funded warrants exercisable for shares of Common Stock (the “Pre-Funded Warrants”) at an offering price of $2.6699 per Pre-Funded Warrant, for aggregate gross proceeds from the Registered Offering of approximately $4.0 million before deducting the Placement Agent’s fee and related offering expenses.

The Pre-Funded Warrants were sold, in lieu of Shares, to the Investor because the purchase of shares of Common Stock in the Registered Offering would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the Company and the Investor. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 90-day period following the closing of the Registered Offering.

The Shares and Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-259082), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 26, 2021, and was declared effective by the Commission on September 3, 2021 (the “Registration Statement”).

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investor, for no additional consideration, (i) Series A Common Warrants (the “Series A Common Warrants”) exercisable for an aggregate of 1,498,130 shares (“Series A Warrant Shares”) of Common Stock at an exercise price of $2.80 per share and (ii) Series B Common Warrants (the “Series B Common Warrants” and together with the Series A Common Warrants, the “Warrants”) exercisable for an aggregate of 1,498,130 shares (“Series B Warrant Shares” and together with Series A Warrant Shares, the “Warrant Shares”) of Common Stock at an exercise price of $2.80 per share. Each Series A Common Warrants will be exercisable, subject to a beneficial ownership limitation of the holder provided in the Series A Common Warrants, at any time on or after the issuance date and will expire two years from the initial exercise date. Each Series B Common Warrants will be exercisable, subject to a beneficial ownership limitation of the holder provided in the Series B Common Warrants, at any time on or after the issuance date and will expire five years from the initial exercise date. The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(c) promulgated thereunder.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants or Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants or Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Warrant.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause a registration statement on Form S-1 or Form S-3 providing for the resale by holders of Warrant Shares, to become effective 60 days (90 days in the event the Commission elects to review such registration statement) following the filing date of such registration statement (which shall be filed within 30 calendar days of the date of the Purchase Agreement) and to keep such registration statement effective at all times until the holders no longer own any Warrants or Warrant Shares.

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The Offerings are expected to close on or about July 5, 2023, subject to customary closing conditions.

On June 30, 2023, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Company engaged Maxim as the placement agent in connection with the Offerings. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares, Warrants and Pre-Funded Warrants (collectively, the “Securities”). The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 7.0% of the gross proceeds from the sale of the Securities. The Company also agreed to reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $105,000, or up to $40,000 in the event that there is not a closing of the Offerings. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Placement Agent Agreement, Series A Common Warrant, the Series B Common Warrant, the Pre-Funded Warrant and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the opinions of Fennemore Craig, P.C. and Honigman LLP relating to the legality of the issuance and sale of the Securities are attached as Exhibits 5.1 and 5.2 hereto, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agent Agreement.

4.1	Form of Series A Common Warrant.

4.2	Form of Series B Common Warrant.

4.3	Form of Pre-Funded Warrant.

5.1	Opinion of Fennemore Craig, P.C.

5.2	Opinion of Honigman LLP.

10.1	Form of Securities Purchase Agreement, dated as of June 30, 2023, by and between Zivo Biosciences, Inc. and the Investor.

23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).

23.2	Consent of Honigman LLP (included in Exhibit 5.2).

99.1	Pricing Press Release.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

By:	/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer

Date: July 6, 2023

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